Registration Statement No. ____________
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

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                                   DTOMI, INC.
             (Exact name of registrant as specified in its charter)

               Nevada                                  98-0207554
   (State or other jurisdiction of              (I.R.S. Employer ID. No.)
    incorporation or organization)

                          601 Union Street, Suite 4500
                            Seattle, Washington 98101
                                 (206) 262-9545
                    (Address of Principal Executive Offices)

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                   ENGAGEMENT AGREEMENT DATED OCTOBER 21, 2001
     BY AND BETWEEN THE REGISTRANT AND THE OTTO LAW GROUP, PLLC, AS AMENDED
                              (Full Title of Plans)

                                  John Haddock
                                    Director
                          601 Union Street, Suite 4500
                            Seattle, Washington 98101
                                 (727) 723-8664
      (Name, Address and Telephone Number of Agent for Service of Process)

                                    Copy to:
                              Thomas E. Puzzo, Esq.
                            The Otto Law Group, PLLC
                          601 Union Street, Suite 4500
                            Seattle, Washington 98101
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum    Proposed Maximum
Title of Securities to   Amount to be   Offering Price Per  Aggregate Offering  Amount
be Registered            Registered(1)  Share(2)            Price(2)            of Fee(2)
------------------------ -------------- ------------------- ------------------- ----------
Common Stock,            39,225,000     0.0042              $164,745            $19.39
$0.001 par value per
share

(1) Pursuant to that certain Engagement Agreement dated October 21, 2001 by and between the Registrant and The Otto Law Group, PLLC, as amended (the "OLG Agreement"), the Registrant is registering for reoffer and resale 39,225,000 shares of its common stock, all 39,225,000 shares of which were registered on Form S-8 on August 12, 2005, file number 333-127468.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On August 19, 2005, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $0.0042 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $1,091,445 and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by 0.00011770.

                                EXPLANATORY NOTE

This Registration Statement includes a reoffer prospectus (the "Reoffer Prospectus") prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers or resales, on a continuous or delayed basis, of an aggregate of 39,225,000 shares of common previously issued to David
M. Otto, an affiliate of the Registrant. Such 39,225,000 shares of common stock were issued pursuant to the OLG Agreement, referenced in note 1 to the "Calculation of Registration Fee" section, above.

                               REOFFER PROSPECTUS

             This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

                                39,225,000 Shares

                                   DTOMI, INC.

                                  Common Stock

                           (par value $0.01 per share)

  -----------------------------------------------------------------------------
                   ENGAGEMENT AGREEMENT DATED OCTOBER 21, 2001
     BY AND BETWEEN THE REGISTRANT AND THE OTTO LAW GROUP, PLLC, AS AMENDED
  -----------------------------------------------------------------------------

This prospectus is being used in connection with the offering from time to time by David M. Otto, a selling stockholder of our company or his successors in interest of an aggregate of 39,225,000 shares of the common stock which have been issued pursuant to that certain Engagement Agreement dated October 21, 2001 by and between the Registrant and The Otto Law Group, PLLC, as amended (the "OLG Agreement").

The common stock may be sold from time to time by the selling stockholder or by his pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following: (i) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (iii) an exchange distribution in accordance with the rules of such exchange; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

On August 19, 2005, the last reported sale price for our common stock on the OTC Bulletin Board was $0.0042 per share.

      See "Risk Factors" beginning at page 6 for certain information which should be carefully considered by prospective purchasers of the Shares offered hereby.

            ---------------------------------------------------------
             THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
            OR DISAPPROVED OF THESE SECURITIES, NOR HAS IT DETERMINED
                IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
            ---------------------------------------------------------

                 The date of this Prospectus is August 22, 2005

                               PROSPECTUS SUMMARY

The following summary contains basic information about Dtomi, Inc. and this prospectus. It may not contain all of the information that is important to you. For a more complete understanding, we encourage you to read the entire prospectus and the documents incorporated by reference into this prospectus. In this prospectus, the words "Dtomi," "Company," "we," "our" and "us" refer to Dtomi, Inc.

                                  THIS OFFERING

Common Stock outstanding
  before the offering        99,999,133 (1)

Common Stock outstanding
  after the offering         99,999,133

Use of Proceeds              We will not receive any proceeds from the sale of
                             common stock by the selling shareholder.

Risk Factors                 The purchase of our common stock involves a high
                             degree of risk. You should carefully review and consider "Risk Factors" beginning on page 6.

OTC Bulletin Board Trading   DTOI
Symbol

(1) As of August 16, 2005. Does not include shares of common stock issuable upon exercise of options or warrants.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

1.    Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

2.    Quarterly Report on Form 10-QSB for the period ended March 31, 2005.

3.    Current Report on Form 8-K filed on June 6, 2005.

4. Registration Statement on Form 10-SB, as filed with the Commission on September 8, 1999.

All documents subsequently filed by Dtomi pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing thereof.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to: John R. Haddock, director, 601 Union Street, Suite 4500, Seattle, Washington 98101, telephone (727) 723-8664.

                                   THE COMPANY

We are a development stage company, have not generated any revenue and have no customers. As of December 31, 2004, we had an accumulated deficit of approximately $10,395,881, and our auditors have expressed substantial doubt about our ability to continue as a going concern.

Dtomi entered a new development stage in April 2003. At that time, Dtomi licensed the "Air Spring Axle" system, an innovative, patented suspension system for small and medium sized trailers (under 26,000lb GVWR) that allows the rear of the trailer to be lowered to ground level. Dtomi's primary focus is now the marketing and license of the Air Spring Axle suspension system to trailer manufacturers and sale of trailers using this system to rental fleet owners. Dtomi believes this design represents a significant improvement with which items such as horses, motorcycles, household items and contractor equipment can be loaded, unloaded and transported. The system can be used on newly manufactured trailers and incorporated into a wide variety of existing trailer designs.

We are headquartered in Seattle, Washington, and we currently have no full-time employees.

We were first incorporated in Nevada on June 11, 1998, under the name "Recon Rubber Corporation." We changed our name to "Copper Valley Minerals Ltd." on July 1, 2000, in connection with Dtomi becoming a development stage mining company. Our company subsequently changed its name to "Dtomi, Inc." on October 25, 2001.

Pursuant to an Asset Purchase Agreement dated January 14, 2002, by and between Copper Valley Minerals Ltd. (now "Dtomi") and International Manufacturer's Gateway, Inc., a Delaware corporation, we acquired certain assets which changed the focus of the Dtomi's business to engage in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives, and in April 2003, we acquired the assets (primarily a patent) which currently comprise the principal part of our business, which is the marketing and sale of our Air Spring Axle devices. On July 31, 2003, the patent for the Air Spring Axle was subsequently re-transferred to the person from whom it was purchased, John Simpson (currently a director of Dtomi). Simultaneously with the re-transfer of the patent to Mr. Simpson, we obtained, pursuant to an Exclusive Patent License Agreement, from Mr. Simpson, an exclusive license, for a term of 20 years, to use and commercialize the patent and the technology underlying our Air Spring Axle device.

Effective, March 29, 2005, the license pursuant to which Dtomi licensed the technology for its Air Spring Axle product was been terminated by the licensor, Lo-Tow, the effect of which is that activities relating to the original axle design are effectively terminated. Dtomi had licensed the technology for the Air Spring Axle pursuant to an Exclusive Patent License Agreement (the "Patent License Agreement") dated December 10, 2004, by and among Dtomi, Lo-Tow and John Simpson ("Simpson"), a director of Dtomi. Lo-Tow submitted to Dtomi a notice to terminate the Patent License Agreement for Dtomi's failure to pay license fees. Dtomi consented to the notice to terminate on March 29, 2005. Dtomi continues to pursue the implementation of an Air Spring Axle product, using what it believes will be a simpler, more cost-effective design.

The Patent License Agreement provided Dtomi with exclusive rights to use the patent, develop and sell Dtomi's Air Spring Axle product, develop products based on the technology underlying the patent and to exclusively market such products for a term ending on May 19, 2019. The Patent License Agreement obligated Dtomi to pay a monthly license fee to Lo-Tow and to Simpson, the inventor of the technology, of $4,000 and $6,000, respectively. Additionally, the Patent License Agreement obligated Dtomi to, subject to certain terms and conditions, issue, not later than July 7, 2005, that number of shares of common stock of Dtomi to Lo-Tow and to Simpson such that Lo-Tow and Simpson would, upon issuance, hold 8.8% and 13.2% of all issued and outstanding shares of the Dtomi, respectively. The forgoing percentages were to be calculated based on Dtomi's capitalization as of the effective date of the Patent License Agreement. The termination of the Patent License Agreement terminates these and other obligations.

Despite the termination of the Patent License Agreement, though John R. Haddock has resigned his position as Chief Executive Officer of Dtomi (while remaining as a director) no directors of Dtomi have resigned their and will continue to serve as a director in order to pursue the implementation of a superior axle design and also explore expansion of the business through strategic acquisitions or mergers.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our principal corporate and executive offices are located at 601 Union Street, Suite 4500, Seattle, Washington 98101. Our telephone number is (727) 723-8664. We maintain a website at www.dtomi.com. Information contained on our website is not part of this prospectus.

                           FORWARD LOOKING STATEMENTS

This prospectus contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements include, among other things, the company's ability to, (i) manufacture the Air Spring Axle;
(ii) distribute the Air Spring Axle; (iii) enforce the Air Spring Axle license;
(iv) secure capital; (v) achieve and manage growth, and (vi) effect mergers, acquisitions and business combinations. Additional factors that will impact the company's success include the company's ability to attract and retain qualified personnel; the company's ability to develop new services; and other factors discussed in Dtomi's filings with the Commission.

Our management has included projections and estimates in this prospectus, which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the Commission or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                  RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

BECAUSE OF OUR HISTORICAL LOSSES AND EXPECTED LOSSES IN THE FUTURE, IT WILL BE DIFFICULT TO FORECAST WHEN DTOMI CAN ACHIEVE PROFITABILITY.

Dtomi commenced its current business in April 2003, subsequent to the purchase of the patent for the technology underlying its Air Spring Axle system, now licensed from John Simpson, a director of Dtomi. Dtomi incurred net losses of $2,680,248 and $2,137,260 in the years ended December 31, 2004 and 2003, respectively. We expect to incur losses for the foreseeable future, including for the year ending December 31, 2005.

We have recently increased our operating expenses and expect further increases in operating expenses to facilitate the commercialization of our technology and marketing of our Air Spring Axle devices over the next twelve months. We plan to increase our operating expenses to expand our sales and marketing operations, to broaden our customer support capabilities, expand our distribution channels, fund research and development, and to increase our administration resources. A relatively high percentage of our expenses are typically fixed in the short term as our expense levels are based, in part, on our expectations of future revenue. We may not be able to significantly increase our revenue in the near future. To the extent that such expenses precede or are not subsequently followed by increased revenue, our losses would increase and our business, operating results and financial condition would be materially adversely affected. We currently do not have any revenues and will need significant revenues to achieve profitability. Even if we do achieve profitability, we may be unable to sustain profitability on a quarterly or annual basis in the future. It is possible that our revenues will grow more slowly than we anticipate or that our operating expenses will exceed our expectations.

WE BELIEVE THAT PERIOD-TO-PERIOD COMPARISONS OF OUR FINANCIAL RESULTS ARE NOT MEANINGFUL AND SHOULD NOT BE RELIED UPON AS AN INDICATION OF FUTURE PERFORMANCE BECAUSE WE RECENTLY CHANGED THE FOCUS OF OUR BUSINESS PLAN AFTER ENTERING INTO A LICENSE AGREEMENT TO BE THE EXCLUSIVE LICENSEE OF TECHNOLOGY RELATED TO OUR AIR SPRING AXLE PRODUCT.

Prior to entering into a (since terminated) Exclusive Patent License Agreement, effective August 5, 2003, and being the exclusive licensee of patent technology related to our Air Spring Axle product, we had no material business or operations. As a result, the historical information in this prospectus is related to Dtomi prior to Dtomi entering to the Exclusive Patent License Agreement and future results may vary from the historical results described in this prospectus. In addition, evaluation of our future prospects is difficult to assess because we have a limited operating history in marketing our Air Spring Axle product to the trailer manufacturing industry and because we are continuing to invest in developing market acceptance of and demand for our Air Spring Axle product.

Prior to April 2003, Dtomi was engaged in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives in 2002 or 2003 and further development work was suspended in April 2003, at which time Dtomi re-focused its business by purchasing U.S. Patent #6,650,580 (the "Air Spring Axle Patent"), granted in March 2003 to a John Simpson, currently a director of Dtomi, for his invention of the Air Spring Axle.

On April 7, 2003, Dtomi executed an Asset Purchase Agreement for this patent. Subsequently, on July 31, 2003, the Air Spring Axle Patent was superseded by an Exclusive Patent License Agreement to which Dtomi was granted the exclusive right and license to use the Air Spring Axle Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years.

On December 13, 2004, Dtomi terminated the Exclusive Patent License Agreement with John Simpson that previously provided Dtomi's with its right to use a certain patent and related intellectual property.

Pursuant to an Asset Purchase Agreement dated January 14, 2002, by and between Copper Valley Minerals Ltd. (now "Dtomi") and International Manufacturer's Gateway, Inc., a Delaware corporation, we acquired certain assets which changed the focus of the Dtomi's business to engage in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives, and in April 2003, we acquired the assets (primarily a patent) which currently comprise the principal part of our business, which is the marketing and sale of our Air Spring Axle devices. On July 31, 2003, the patent for the Air Spring Axle was subsequently re-transferred to the person from whom it was purchased, John Simpson (currently a director of Dtomi). Simultaneously with the re-transfer of the patent to Mr. Simpson, we obtained, pursuant to an Exclusive Patent License Agreement, from Mr. Simpson, an exclusive license, for a term of 20 years, to use and commercialize the patent and the technology underlying our Air Spring Axle device.

Effective, March 29, 2005, the license pursuant to which Dtomi licensed the technology for its Air Spring Axle product was been terminated by the licensor, Lo-Tow, the effect of which is that activities relating to the original axle design are effectively terminated. Dtomi had licensed the technology for the Air Spring Axle pursuant to the Exclusive Patent License Agreement dated December 10, 2004, by and among Dtomi, Lo-Tow and Simpson, a director of Dtomi. Lo-Tow submitted to Dtomi a notice to terminate the Patent License Agreement for Dtomi's failure to pay license fees. Dtomi consented to the notice to terminate on March 29, 2005. Dtomi continues to pursue the implementation of an Air Spring Axle product, using what it believes will be a simpler, more cost-effective design.

The Patent License Agreement provided Dtomi with exclusive rights to use the patent, develop and sell Dtomi's Air Spring Axle product, develop products based on the technology underlying the patent and to exclusively market such products for a term ending on May 19, 2019. The Patent License Agreement obligated Dtomi to pay a monthly license fee to Lo-Tow and to Simpson, the inventor of the technology, of $4,000 and $6,000, respectively. Additionally, the Patent License Agreement obligated Dtomi to, subject to certain terms and conditions, issue, not later than July 7, 2005, that number of shares of common stock of Dtomi to Lo-Tow and to Simpson such that Lo-Tow and Simpson would, upon issuance, hold 8.8% and 13.2% of all issued and outstanding shares of the Dtomi, respectively. The forgoing percentages were to be calculated based on Dtomi's capitalization as of the effective date of the Patent License Agreement. The termination of the Patent License Agreement terminates these and other obligations.

We, therefore, have only a limited operating history within our existing plan of operation and our historical results of operations are not necessarily indicative of our future revenue and income potential in the fitness and winter resort industries.

WE ONLY RECENTLY LAUNCHED OUR PLAN TO TARGET THE TRAILER MANUFACTURING INDUSTRY USING NEW TECHNOLOGIES AND MARKET ACCEPTANCE OF OUR AIR SPRING AXLE PRODUCT MAY NEVER DEVELOP.

Dtomi is marketing the Air Spring Axle through a variety of methods, including demonstrations, as it seeks to get early market acceptance. Key rental fleet accounts are a top priority, as are licensing agreements with major trailer manufacturers. Dtomi plans to assume sales and marketing responsibility for sales to rental fleets and will contract the manufacture of trailers to meet its customers' specifications. Through its licensing agreements with other trailer manufacturers, Dtomi will seek to take advantage of the strong product and market presence many of these manufacturers have created. Dtomi will provide technical and marketing support and may also provide components. Initially Dtomi is marketing directly to these key prospects but intends to also use representatives to expand market coverage. To be successful, we will need to demonstrate that the benefits the Air Spring Axle outweigh the cost associated with switching from an inexpensive conventional trailer ramp system for loading and unloading cargo. We cannot assure you that we will be able to demonstrate this to potential customers with our current resources or in a manner that results in an increase in sales or revenue.

We have made no sales, and as such, there can be no assurance that, in the future, we will experience acceptance, revenue growth, and/or sustain revenue growth in this industry. We cannot assure you that, in the future, we will experience revenue growth, sustain revenue growth or ever become profitable on a quarterly or annual basis. In view of our results of operations to date, and our limited operating history, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

In addition, our Air Spring Axle technology is new in the trailer markets. We cannot predict with any certainty whether or not the end customer - users of trailer who have to offload cargo - will accept the new technology. Our success depends in part upon the acceptance of this technology by the general public and trailer manufacturers because trailer manufacturers are more likely to expand the use of Air Spring Axle product in the trailers they manufacture if the general public prefers the use of the hands-free, Air Spring Axle system to the conventional trailer ramp systems currently used on most trailers. Without general public acceptance and preference of our Air Spring Axle technology, it is unlikely that our customers will make substantial investments in switching from magnetic strip and bar code technology.

OUR HISTORY OF OPERATING LOSSES AND OUR NEED TO RAISE ADDITIONAL WORKING CAPITAL MAKES OUR ABILITY TO CONTINUE AS A GOING CONCERN DOUBTFUL.

As of December 31, 2004, we had a working capital deficit of approximately $1,758,739 recurring losses from operations, an accumulated deficit of approximately $10,395,881. Our working capital position when viewed with our plan of operation and history of losses makes our ability to continue as a going concern doubtful. Between January 1, 2004 and December 31, 2004, we raised proceeds of approximately $130,500 from a private placement of shares of common stock at purchase prices of $0.095 per share to $0.18 per share and $84912 from the issuance of debentures. We used the cash investment to satisfy certain working capital requirements. Cash flow and proceeds from the private placement may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending December 31, 2004. We estimate that we will require cash flow of approximately $1,200,000 for operating expenses, new business development, marketing, software development, inventory and related expenses during the year ending December 31, 2005. As such, our cash flows from operations may not be sufficient to meet our cash requirements over the next 12 months, and we may be required to raise additional capital through debt and/ or equity financings, which may not be available on acceptable terms, if at all.

Our independent registered public accounting firm included a "going concern" explanatory paragraph in their audit report on our December 31, 2004 financial statements, which were prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. Our financial statements do not reflect any adjustments to the carrying value of assets and liabilities, the reported expenses or the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. If we are unable to successfully increase our revenues and cash flows from our operations or to raise sufficient capital to fund our plan of operation, we may be unable to continue as a going concern and the market value of our common shares would be materially adversely affected.

WE WILL NEED TO CHANGE THE METHOD IN WHICH TARGETED CLIENTS AND INDUSTRIES CONDUCT BUSINESS TO FULLY IMPLEMENT AND REALIZE THE POTENTIAL OF OUR TECHNOLOGIES.

Our Air Spring Axle system is designed to replace more conventional trailer systems for offloading cargo from trailers. The entire development of the Air Spring Axle technology is a new application of mechanical technology and, as such, is very dynamic. We must convince potential customers of the benefits of the Air Spring Axle system, and our potential customers may not be willing to change their existing technology or conventional systems.

Our Air Spring Axle system involves new technology and new development, and there is no established use of it in current trailers. While this presents diverse opportunities for use of our Air Spring Axle technology and opportunities to differentiate our technology, we may experience additional costs and delays in our ability to commercialize our Air Spring Axle technology to meet the needs of specific customers. In addition, we are still designing a prototype Air Spring Axle device for commercialization, and the full or any use of Air Spring Axle technology may not be accepted by facilities or consumers at all.

WE MAY NOT REALIZE A RETURN ON THE INVESTMENT REQUIRED TO COMMERCIALIZE OUR TECHNOLOGIES.

We estimate that our expense levels are relatively fixed and are based, in part, upon our expectation of future costs required to commercialize the Air Spring Axle technology. We cannot predict with certainty market acceptance of our Air Spring Axle technology or the timing of orders, if any, for our related product. If revenue levels fall below our expectations, our anticipated results of operations will be disproportionately affected because of the relatively fixed nature of our expenses and the small variance in our expenses compared to our revenue. In particular, we plan to increase our operating expenses to expand our sales and marketing operations, expand our distribution channels, fund greater levels of research and development, broaden our customer support capabilities and increase our administrative resources. We may not meet our revenue expectations as a result of a delay in completing a contract, the inability to obtain new contracts, the cancellation of an existing contract or otherwise. Based upon all of the foregoing factors, we believe that our quarterly revenue, direct expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of the results of operations are not necessarily meaningful and that such comparisons should not be relied upon as an indication of future performance.

THE MARKET'S ACCEPTANCE OF, AND DEMAND FOR, OUR AIR SPRING AXLE TECHNOLOGY IS STILL UNPROVEN.

Demand for, and market acceptance of, our Air Spring Axle technology is subject to a high level of uncertainty due to new product introductions and changes in customer requirements and preferences. Our Air Spring Axle, despite its design for simplified offloading of cargo, has not yet been accepted by the general public. The success of our Air Spring Axle technology depends on our ability to convince trailer manufacturers and the general public to adopt the Air Spring Axle technology in lieu of existing or alternative systems. Cargo offloading systems using the Air Spring Axle technology may not prove economically feasible for some cargo offloading users due to a very high cost of implementation and negative consumer response to the use of our technology. Our success will depend upon our ability to develop a product from our Air Spring Axle technology to meet customer requirements.

SHOULD WE HAVE ANY CUSTOMERS, WE WILL DEPEND ON LARGE CONTRACTS AND A CONCENTRATION OF CUSTOMERS.

Dtomi currently does not have any customers or contracts for any product, and we may never have any customers or contracts for any product. Large trailer manufacturers will generally have the resources necessary to install multiple cargo offloading systems using the Air Spring Axle technology. Smaller customers are less likely to purchase systems using our technology. Consequently, our future growth is dependent on sales to large accounts and our long-term success is tied to securing large contracts with a concentration of key customers.

Many of our targeted customers are large trailer manufacturers. Our inability to secure and maintain a sufficient number of large contracts would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions. We cannot assure you that we will receive orders from new customers, or that our existing customers will continue to have success and the capital necessary to convert to using our smart card systems.

BECAUSE OUR GOAL IS TO INTRODUCE A NEW TECHNOLOGY TO MARKETS AND EXPAND RAPIDLY, WE MAY BE UNABLE TO MANAGE THE POTENTIAL RAPID GROWTH AND ACCEPTANCE OF OUR PRODUCT.

We have not generated any revenues, but endeavor to experience growth in product sales, personnel, research and development activities, the number of products based on our Air Spring Axle technology, development of new products, and the number and geographic focus of our targeted vertical markets and product distribution channels. We believe that growth in the number and complexity of products and in the number of personnel will be required to maintain our competitive position. Our potential rapid growth, coupled with the rapid evolution of our markets is likely to place, significant strains on our management, administrative, operational and financial resources, as well as increased demands on our internal systems, procedures and controls. Our ability to manage future growth will require us to continue to improve our financial and management controls, reporting systems and procedures on a timely basis, to implement new systems as necessary and to expand, train, motivate and manage our sales and technical personnel.

BECAUSE OF THE EXPERIENCE AND RELATIONSHIPS OF KEY MANAGEMENT, WE ARE DEPENDENT UPON THESE INDIVIDUALS IN ORDER TO IMPLEMENT AND EXECUTE OUR BUSINESS STRATEGIES.

Our performance and future operating results are substantially dependent on the continued service and performance of John Simpson, the inventor of the Air Spring Axle technology, a former President of, and now a director of, Dtomi. Our ability to execute our business plan depends upon the continued services of these individuals. Our ability to execute our strategic plan could be materially adversely affected should the services of any of these individuals cease to be available to us. We currently have an employment agreement in place with Mr. Haddock, which expires September 22, 2008, and a Non-employee Director Agreement in place with Mr. Simpson, which expires on December 10, 2006. Although these agreements contain covenants not to compete, such covenants are generally unlawful in the State of Florida where our offices are located and may not be enforced.

We intend to hire sales personnel in 2005 and 2006. Competition for such personnel is intense, and we cannot assure you that we can retain our key technical, sales and managerial employees or that it will be able to attract or retain highly qualified technical and managerial personnel in the future. The loss of the services of Mr. Haddock or Mr. Simpson or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse affect upon our business, operating results and financial condition.

OUR BUSINESS WILL BE DEPENDENT ON OUR RELATIONSHIPS WITH THIRD-PARTY SUPPLIERS.

We do not have any agreements or understandings with any suppliers. If we succeed in developing a commercial product based on our Air Spring Axle technology, we are very likely to use third-party vendors to supply components for our Air Spring Axle system and service providers to assist in the installations of the Air Spring Axle system that we intend to sell. At that juncture in the development of our business, we will be required to maintain our relationships with our suppliers and coordinate our efforts to complete our installations in a timely and efficient manner. Our failure to maintain relationships with acceptable vendors and subcontractors or the failure of any supplier to maintain quality control could materially adversely affect the quality of the Air Spring Axle system and any other products we develop or sell and/or our ability or any third party's ability to install the Air Spring Axle system or any other product we may develop in a timely manner.

WE MAY FACE INTENSE COMPETITION FROM COMPANIES SEEKING TO ENTER THE AIR SPRING AXLE MARKET.

Numerous factors will affect our competitive position, including price, product features, product performance and reliability, ease of use, product scalability, product availability, meeting customer schedules and timely ongoing customer service and support. Dtomi is aware of two niche competitors that use air springs for lowering trailers for horses and motorcycles, respectively. We cannot assure you that competitive pressures will not have a material adverse effect on our business and operating results. We cannot assure you that new competitors will not enter our business segment. We could also face competition from currently undeveloped technologies that emerge. Increased competition would likely result in price reductions, reduced margins and loss of market share, any of which would have a material adverse effect on our business and operating results. With success in new markets, we may attract new competition from companies who are substantially larger competitors with large resources.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY BECAUSE THE NATURE OF OUR AIR SPRING AXLE SYSTEM LENDS ITSELF TO BE EASILY COPIED.

Our success is dependent on our ability to protect our intellectual property rights. At present, we have patent protection. The absence of any registered proprietary rights may limit our ability to maintain control of trade and technology secrets.

We intend to rely principally upon a combination of trade secret laws, non-disclosure agreements and other contractual provisions to establish and protect our intellectual property rights. As part of our confidentiality procedures, we generally enter into nondisclosure and confidentiality agreements with each of our key employees, consultants, distributors, customers and corporate partners, to limit access to and distribution of our software, documentation and other proprietary information. We cannot assure you that our efforts to protect our intellectual property rights will be successful. Despite our efforts to protect our intellectual property rights, unauthorized third parties, including competitors, may be able to copy or reverse engineer certain portions of our Air Spring Axle system, and use such copies to create competitive products.

In addition, because third parties may attempt to develop similar technologies independently, we expect that air spring axle developers will be increasingly subject to infringement claims as the number of products and competitors in our industry segments grow and the functionality of products in different industry segments overlaps. Although we believe that our products do not infringe on the intellectual property rights of third parties, we cannot assure you that third parties will not bring infringement claims (or claims for indemnification resulting from infringement claims) against us with respect to copyrights, trademarks, patents and other proprietary rights. Any such claims, whether with or without merit, could be time consuming, result in costly litigation and diversion of resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. A claim of product infringement against us and our inability to license the infringed or similar technology, could have a material adverse affect on our business, operating results and financial condition.

THE MARKET FOR OUR COMMON SHARES HAS BEEN VOLATILE IN THE PAST, AND MAY BE SUBJECT TO FLUCTUATIONS IN THE FUTURE.

The market price of our common stock has ranged from a high $2.47 and a low $0.02 during the two years ended December 31, 2004. We cannot assure you that the market price of our common stock will not significantly fluctuate from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many high-technology companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks (i) are stock with a price of less than $5.00 per share, (ii) that are not traded on a "recognized" national exchange, (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share), or (iv) those of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The market price of our common stock on the OTCBB during the year ended December 31, 2003 has ranged between high $1.10 and a low $0.01 per share, and our common stock are deemed penny stock for the purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.

A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

IN THE EVENT THAT YOUR INVESTMENT IN OUR COMMON STOCK IS FOR THE PURPOSE OF DERIVING DIVIDEND INCOME OR IN EXPECTATION OF AN INCREASE IN MARKET PRICE OF OUR STOCK FROM THE DECLARATION AND PAYMENT OF DIVIDENDS, YOUR INVESTMENT WILL BE COMPROMISED BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your stock in a secondary market.

TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange such as the American Stock Exchange. Accordingly, you may have difficulty reselling any of the stock you purchase from the selling stockholder.

THE RIGHTS OF STOCKHOLDERS ARE SUBJECT TO, AND MAY ADVERSELY AFFECTED BY, THE RIGHTS OF HOLDERS OF ANY PREFERRED STOCK THAT MAY BE ISSUED IN THE FUTURE.

The existence of "blank check" preferred stock in Dtomi's Articles of Incorporation could be used by Dtomi as an anti-takeover device. The issuance shares of preferred stock with superior voting rights to shares of common stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving Dtomi, as well as the removal of management, even if such events would be beneficial to the interests of Dtomi's shareholders, and may limit the price certain investors may be willing to pay in the future for shares of common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF DTOMI

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Dtomi from doing so if it cannot obtain the approval of our board of directors.

                          DESCRIPTION OF CAPITAL STOCK

The common stock of Dtomi is registered pursuant to Section 12 of the Exchange Act, and therefore, the description of securities is omitted. See "Description of Securities" in the Company's Registration Statement on Form 10-SB, filed with the Commission on September 9, 1999 (File No 27277).

                                 USE OF PROCEEDS

Dtomi will not receive any proceeds from the sale of common stock by the selling stockholder.

                               SELLING STOCKHOLDER

The following table sets forth (i) the name and relationship to Dtomi and its affiliates of each selling stockholder, (ii) the number of outstanding shares of common stock beneficially owned by each selling stockholder prior to this offering, and (iii) the number of shares of common stock beneficially owned by each selling stockholder and (if one percent or more) the percentage of outstanding shares of common stock to be beneficially owned by each selling stockholder assuming the exercise of all options granted and the sale of all shares acquired upon exercise of such options. See "Plan of Distribution."

NAME OF SELLING    NUMBER OF SHARES     NUMBER OF SHARES       NUMBER OF SHARES
STOCKHOLDER        BENEFICIALLY OWNED   BEING OFFERED          BENEFICIALLY
                   PRIOR TO THE                                OWNED AFTER
                   OFFERING                                    THE OFFERING

                                                               NUMBER OF SHARES   PERCENTAGE(1)

David M. Otto(2)   45,972,400           39,225,000             6,747,400          11%

(1) Applicable percentage ownership as of August 15, 2005 is based upon 60,774,133 shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.

(2) Chairman of the Board of Directors and Secretary of Dtomi. Mr. Otto is currently the principal financial officer and principal executive officer of Dtomi.

The selling stockholder listed in the table above is an "affiliate" of Dtomi within the meaning of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), and may not offer or sell the common stock registered hereby unless such offers and sales are made pursuant to an effective registration statement under the Securities Act or pursuant to an appropriate exemption from the registration requirements of the Securities Act. Upon such offers and sales, such person may be deemed to be an "underwriter" as that term is defined in Section 2(11) of the Securities Act. Persons through whom such person may sell may also be deemed to be underwriters. State laws may also limit resales in certain circumstances.

Under Section 16(b) of the Exchange Act, any person who is a beneficial owner of more than ten percent (10%) of any equity security of Dtomi registered under the Exchange Act (such as the Dtomi's common stock), or an officer or director of Dtomi (as these terms are defined in applicable rules), may be liable to Dtomi for profit realized from any purchase and sale (or any sale and purchase) of any equity security (which term includes derivative securities, such as options) of Dtomi within a period of less than six months, irrespective of the intention on the part of such person in entering the transaction. In determining ownership of the shares of Dtomi's common stock, such person will be required to include certain shares issuable on exercise of options or warrants or upon conversion of convertible securities.

The selling stockholder listed in the table above is advised to consult with his own counsel as to his status as an "affiliate" of Dtomi and as to the applicability of Section 16(b) of the Exchange Act to any sale of shares of common stock of Dtomi.

                              PLAN OF DISTRIBUTION

In this section of the prospectus, the term "selling security holder" means and includes: (1) the persons identified in the table above and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (i) receive any of the shares of our common stock offered hereby after the date of this prospectus and (ii) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling security holders. Alternatively, the selling security holder may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling security holder as of the date of this prospectus has advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling security holder may be effected: in one or more transactions that may take place on the OTC Bulletin Board (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the selling security holders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Bulletin Board; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of our common stock.

The selling security holder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling security holders. The selling security holder also may sell shares short and redeliver the shares to close out such short positions. The selling security holder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The selling security holder also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling security holders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling security holders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling security holder will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling security holders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling security holders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus.

There can be no assurance that the selling security holders will sell any or all of the securities offered by them hereby.

                                  LEGAL MATTERS

The legality of the common stock to be offered hereby has been passed upon by The Otto Law Group, PLLC, Seattle, Washington. The selling security holder is also the sole holder of securities of The Otto Law Group, PLLC.

                                     EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Salberg & Company, P.A., independent registered public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

We file annual, quarterly and current reports and other information with the Commission. You may read and copy, upon payment of a fee set by the Commission, any documents that we file with the Commission as its public reference room at 450 Fifth Street, N.W., Washington, D.C. You may also call the Commission at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the Internet through the Commission's EDGAR database. You may access the EDGAR database at the Commission's website at www.sec.gov.

This prospectus is part of a registration statement on Form S-8 that we have filed with the Commission to register the common stock offered hereby under the Securities Act. As permitted by Commission rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the Commission. You may refer to the registration statement, the exhibits and schedules for more information about us and our common stock. The registration statement, exhibits and schedules are available at the Commission's public reference rooms or through its EDGAR database on the Internet.

You should rely only on the information contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information.

Our common stock is quoted on the OTC Bulletin Board under the symbol "DTOI."

NO PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATIONS, OTHER THAN            39,225,000 SHARES
THOSE CONTAINED IN THIS
PROSPECTUS, IN CONNECTION WITH                 DTOMI, INC.
THE OFFERING MADE HEREBY, AND,
IF GIVEN OR MADE, SUCH                        COMMON STOCK
INFORMATION OR REPRESENTATION
MUST NOT BE RELIED UPON AS HAVING BEEN   _______________________
AUTHORIZED BY THE COMPANY OR ANY
OTHER PERSON.                                  PROSPECTUS
NEITHER THE DELIVERY OF THIS             _______________________
PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE ANY                     AUGUST 15, 2005
IMPLICATION THAT THERE HAS BEEN
NO CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF.
THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY
ANY SECURITIES OFFERED HEREBY BY
ANYONE IN ANY JURISDICTION IN
WHICH SUCH OFFER OR SOLICITATION
IS NOT AUTHORIZED OR IN WHICH
THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO
DO SO OR TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER
OR SOLICITATION.

           Table of Contents

                                     Page

----

PROSPECTUS SUMMARY
DOCUMENTS INCORPORATED BY REFERENCE
THE COMPANY
FORWARD LOOKING STATEMENTS
RISK FACTORS
DESCRIPTION OF CAPITAL STOCK
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Securities Act Rule 428(b)(1).

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission by the Registrant are incorporated by reference in this registration statement: (i) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, (ii) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, and (iii) the Registrant's Current Report on Forms 8-K, filed June 6, 2005

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

The description of the common stock contained in our Registration Statement (File No. 000-27277) on Form 10-SB, as amended, filed with the Commission on September 8, 1999, is hereby incorporated by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The Otto Law Group, PLLC, which has prepared this Registration Statement, the Reoffer Prospectus and the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement and the Reoffer Prospectus, has represented the Registrant in the past on certain legal matters. David M. Otto is the sole beneficial holder of securities of The Otto Law Group, PLLC. Mr. Otto is also a Chairman of the Board of Directors and Secretary of the Registrant, the principal executive officer and principal financial officer and the beneficial owner of approximately 45,972,400 shares of common stock of the Registrant issued to Mr. Otto pursuant to OLG Engagement Agreement, as amended, 39,225,000 of which are being registered hereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Dtomi pursuant to the foregoing provisions, Dtomi has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

All shares of common stock registered hereunder for reoffer or resale, have been or will be issued pursuant to the OLG Agreement. The Registrant issued shares of common stock being registered hereunder pursuant to the OLG Agreement in a transaction not involving a public offering, and which shares were subsequently registered on Form S-8 (registration statement number 333-127468) on August 12, 2005. Such shares may only be reoffered and sold pursuant to registration under the Securities Act or pursuant to an applicable exemption under the Securities Act. Accordingly the offer and sale of the 39,225,000 shares of common stock being registered hereunder were originally issued to David Otto in a transaction exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

ITEM 8. INDEX TO EXHIBITS

See the attached Exhibit Index at page 21, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Safety Harbor, State of Florida, on this 17th day of August, 2005.

                                     DTOMI, INC.
                                     (Name of Registrant)

Date: August 17, 2005          By:   /s/ John Haddock
                                     --------------------------
                                         John Haddock, director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Haddock his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature        Title                                Date
    ---------        -----                                ----

/s/ John Haddock     Director                             8/15/05
-----------------
    John Haddock


/s/ David M. Otto    Chairman of the Board, Secretary     8/15/05
-----------------
    David M. Otto


/s/ John Simpson     Director                             8/15/05
-----------------
    John Simpson

                                INDEX TO EXHIBITS

Number Description
------ -----------
4.1(1) Engagement Agreement dated October 21, 2001, by and between Dtomi, Inc., a Nevada corporation, and The Otto Law Group, PLLC


4.4(2) Letter Agreement dated August 4, 2005, amending Engagement Agreement dated October 21, 2001, by and between Dtomi, Inc., a Nevada corporation, and The Otto Law Group, PLLC

5.1    Opinion of The Otto Law Group PLLC

23.1   Consent of The Otto Law Group, PLLC (contained in exhibit 5.1)

23.2   Consent of Salberg & Company, P.A.

(1) Incorporated by reference to the Dtomi, Inc.'s Quarterly Report on Form 10-QSB, filed with the Commission on November 14, 2001.

(2) Incorporated by reference to the Dtomi, Inc.'s Registration Statement on Form S-8, filed with the Commission on August 12, 2005.


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